Exhibit T3A-60.

                           STATEMENT OF INCORPORATORS

                             IN LIEU OF ORGANIZATION

                                     MEETING

                                       OF

                       OGDEN WALLINGFORD ASSOCIATES, INC.

                  The Certificate of Incorporation of this corporation having been filed in the office of the Secretary of State, the undersigned, being all of the incorporators named in said certificate, do hereby state that the following actions were taken on this day for the purpose of organizing this corporation:

                  1. By-laws for the regulation of the affairs of the corporation were adopted by the undersigned incorporators and were ordered inserted in the minute book immediately following the copy of the Certificate of Incorporation and before this instrument.

                  2. The following persons were elected as directors to hold office until the first annual meeting of stockholders or until their respective successors are elected and qualified:

                  RALPH E. ABLON, ROBERT M. DiGIA, SCOTT G. MACKIN, MARIA P. MONET and DAVID L. SOKOL.

                  3. The Board of Directors was authorized, in its discretion, to issue the shares of the capital stock of this corporation to the full amount or number of shares authorized by the Certificate of Incorporation, in such amounts and for such considerations as from time to time shall be determined by the Board of Directors and as may be permitted by law.

                  Dated, October 6, 1988.

                                                /s/BARBARA A. DAWSON
                                                --------------------------------
                                                Barbara A. Dawson, Incorporator

                                                /s/JOAN BRUNSON
                                                --------------------------------
                                                Joan Brunson, Incorporator

                                                /s/GIOVANNA DeCANDIA
                                                --------------------------------
                                                Giovanna DeCandia, Incorporator

                                                                 Exhibit T3A-60.

                             SECRETARY OF THE STATE
                                30 TRINITY STREET
                                 P.O. BOX 150470
                             HARTFORD, CT 06115-0470

MARCH 15,2001

                  INTERCOUNTY CLEARANCE CORPORATION
                  57 PRATT ST., SUITE 410
                  HARTFORD, CT 06103

RE:      Acceptance of Business Filing

This letter is to confirm the acceptance of a filing for the following business:

OGDEN WALLINGFORD ASSOCIATES, INC.

Work Order Number: 2001045220-001
Business Filing Number: 0002227064
Type of Request: CERTIFICATE OF AMENDMENT
File Date/Time: MAR 15 2001 09:12 AM
Effective Date/Time: MAR 15 2001 09:12 AM
Work Order Payment Received: 75.00
Payment Received:
Account Balance:
Customer Id: 000
Business Id: 0222936

If applicable for this type of request, a summary of the business information we have on record is enclosed.

If you would like copies of this filing you must complete a Request for Corporate Copies and submit it with the appropriate fee.

MARK MATTIOLI
Commercial Recording Division
860-509-6003

                             BUSINESS FILING REPORT

WORK ORDER NUMBER:2001045220-001
BUSINESS FILINGNUMBER: 0002227064

BUSINESS NAME:

CONVANTA WALLINGFORD ASSOCIATES, INC.

BUSINESS LOCATION:

NONE

MAILING ADDRESS:

PRENTICE HALL CORPORATION SYSTEM, INC.
30 HIGH STREET
HARTFORD,CT 06103

                              * * END OF REPORT * *

                            CERTIFICATE OF AMENDMENT
                                STOCK CORPORATION

                      Office of the Secretary of the State
          30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470
                                  /Rev. 12/1999

                      SPACE FOR OFFICE USE ONLY
                           FILING #0002227064 PG 01 OF 02 VOL B-00397
                                 FILED 03/15/2001 09:12 AM PAGE 00698
                                           SECRETARY OF THE STATE
                                      CONNECTICUT SECRETARY OF THE STATE

1.       NAME OF CORPORATION:

         Ogden Wallingford Associates, Inc.

2.       THE CERTIFICATE OF INCORPORATION IS (CHECK A., B. OR C.):

[X]          A. AMENDED.

______       B. AMENDED AND RESTATED.

______       C. RESTATED.

3.       TEXT OF EACH AMENDMENT / RESTATEMENT:

         Article First is amended to read:

         "First: The name of the corporation is Covanta Wallingford Associates, Inc."

    (PLEASE REFERENCE AN 8 1/2 X 11 ATTACHMENT IF ADDITIONAL SPACE IS NEEDED)

                      SPACE FOR OFFICE USE ONLY
                            FILING *0002227064 PG 01 OF 02 VOL B-00397
                                 FILED 03/15/2001 09:12 AN PAGE 00698
                                -          SECRETARY OF THE STATE
                                      CONNECTICUT SECRETARY OF THE STATE

4.       VOTE INFORMATION (check A., B. or C.):

[X]      A.       THE RESOLUTION WAS APPROVED BY SHAREHOLDERS AS FOLLOWS:


                  (SET FORTH ALL VOTING INFORMATION REQUIRED BY CONN. GEN. STAT.
                  SECTION 33-800 AS AMENDED IN THE SPACE PROVIDED BELOW)

_______  B        THE AMENDMENT WAS ADOPTED BY THE BOARD OF DIRECTORS WITHOUT
                  SHAREHOLDER ACTION. NO SHAREHOLDER VOTE WAS REQUIRED FOR
                  ADOPTION.

_______  C.       THE AMENDMENT WAS ADOPTED BY THE INCORPORATORS WITHOUT
                  SHAREHOLDER ACTION.

                  NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.

                                  5. EXECUTION:

                     Dated this 12th day of March, 20, 2004

       Patricia Collins               Asst. Secretary      /s/ Patricia Collins
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